UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd #139

Los Angeles, CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	KAPA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the anticipated effective date of the Reverse Stock Split, the expected commencement of trading on a split-adjusted basis, and the acceptance of the certificate of amendment to the certificate of incorporation by the Secretary of State of the State of Delaware. Forward-looking statements are typically identified by words such as “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions. These statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2026 annual meeting of stockholders of Kairos Pharma, Ltd. (the “Company”) held on June 29, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s certificate of incorporation to authorize one or more reverse stock splits of the Company’s outstanding shares of common stock, par value, $0.001 per share (the “Common Stock”), at a reverse split ratio between one-for-three (1:3) and one-for-two hundred and fifty (1:250), as determined by the Board of Directors of the Company (the “Board”) from time to time.

On August 18, 2026, pursuant to such authority granted by the Company’s stockholders at the Annual Meeting, the Board authorized Company management to complete a reverse stock split of one-for-seven (1:7) (the “Reverse Stock Split”) of the issued and outstanding shares of Common Stock. On August 21, 2026, the Company filed a certificate of amendment to amend the certificate of incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, with an effective date of September 1, 2026 (the “Effective Date”).

The Reverse Stock Split will become effective at the start of trading on September 1, 2026 (the “Effective Time”), at which time it will begin trading on the NYSE American LLC (“NYSE American”) on a Reverse Stock Split-adjusted basis. At such time, every seven (7) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time will automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split will also reduce the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding warrants and restricted stock units in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the exercise prices of such warrants. The Reverse Stock Split will not change the total number of authorized shares of Common Stock or preferred stock.

The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 48301N203.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-Reverse Stock Split Common Stock in lieu of such fractional share. VStock Transfer LLC is acting as exchange agent for the Reverse Stock Split and will notify stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 21, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to certificate of incorporation
99.1	Press Release dated August 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAIROS PHARMA, LTD.
Dated: August 21, 2026
	By:	/s/ John S. Yu
	Name:	John S. Yu
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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